Exhibit 10.1
AMENDMENT NO. 1 TO
AMENDED AND RESTATED
CHART INDUSTRIES, INC. VOLUNTARY DEFERRED INCOME PLAN
This Amendment No. 1 to Chart Industries, Inc. Voluntary Deferred Income Plan (“Amendment No. 1”) is hereby adopted by Chart Industries, Inc., (the “Company”).
WITNESSETH:
WHEREAS, the Company has established an unfunded deferred compensation plan known as the Amended and Restated Chart Industries, Inc. Voluntary Deferred Income Plan (the “Plan”) primarily for the purposes of providing additional deferred compensation benefits for a select group of management or highly compensated employees; and
WHEREAS, effective July 1, 2010, the Company amended and restated the Plan; and
WHEREAS, the Company desires to amend the Plan in order to add a de minimus cash-out for the Plan; and
WHEREAS, Section 16 of the Plan permits the Company to amend the Plan;
NOW, THEREFORE, effective as of March 21, 2016, the Company hereby adopts this Amendment No. 1 as follows:
1.    Section 10 of the Plan is hereby amended by the addition of the following paragraph at the end thereof:
“Notwithstanding any provision herein to the contrary, the Company in its sole discretion and without any Participant discretion or election, operationally may elect accelerations of the time or schedule of payment from the Plan in any or all of the circumstances described in

United States Code of Federal Regulations Sections 1.409A-3(j)(4)(ii) through (xiv). Such circumstances include, but are not limited to, the mandatory lump-sum payment of the Participant’s entire vested Account(s) at any time provided that the Company evidences its discretion to make such payment in writing no later than the date of payment, the payment results in the termination and liquidation of the Participant’s interest under the Plan and under all arrangements required to be aggregated with the Plan under Section 409A of the Code, and the payment amount does not exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code.
IN WITNESS WHEREOF, the Company, by its appropriate officer duly authorized, has caused this Amendment No. 1 to be executed as of this 21st day of March, 2016.

CHART INDUSTRIES, INC

By	/s/ Matthew J. Klaben

Its	Vice President, General Counsel and Secretary

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